UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 14, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 14, 2013, School Specialty, Inc. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated APA”) with Bayside School Specialty, LLC (“Bayside School Specialty”), a Delaware limited liability company and affiliate of Bayside Finance, LLC, to amend and restate certain terms of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of January 28, 2013, by and among the Company, certain of its subsidiaries and Bayside School Specialty.  Among other things, the Amended and Restated APA deletes the breakup fee of $2.85 million that was payable to Bayside School Specialty upon certain termination events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: February 21, 2013	By: /s/ Kevin L. Baehler
Kevin L. Baehler Senior Vice President and Corporate Controller

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